                      LIST OF SUBSIDIARIES OF REGISTRANT           EXHIBIT 21.1


SUBSIDIARIES OF DECRANE AIRCRAFT HOLDINGS, INC.

AEROSPACE DISPLAY SYSTEMS, LLC, a Delaware limited liability company.

AUDIO INTERNATIONAL, INC., an Arkansas corporation.

AVTECH CORPORATION, a Washington corporation.

CARL F. BOOTH & CO., LLC, a Delaware limited liability company.

COLTECH, INC., a Texas corporation.

CORY COMPONENTS, INC., a California corporation.

CUSTOM WOODWORK & PLASTICS, LLC, a Delaware limited liability company.

DAH-IP HOLDINGS, INC., a Delaware corporation.

DAH-IP INFINITY, INC., a Delaware corporation.

DECRANE AIRCRAFT FURNITURE CO., LP, a Texas limited partnership.

DECRANE AIRCRAFT INTERNATIONAL SALES, INC., a Barbados corporation.

DETTMERS INDUSTRIES, INC., a Delaware corporation.

ELSINORE AEROSPACE SERVICES, INC., a California corporation.

ELSINORE ENGINEERING, INC., a Delaware corporation.

ERDA, INC., a Wisconsin Corporation.

FLIGHT REFUELING, INC., a Maryland corporation.

HOLLINGSEAD INTERNATIONAL, INC., a California corporation.

HOLLINGSEAD INTERNATIONAL, LTD., a UK company.

INTERNATIONAL CUSTOM INTERIORS, INC., a Florida corporation.

PATRICK AIRCRAFT TANK SYSTEMS, INC., a Maryland corporation.

PATS AIRCRAFT AND ENGINEERING CORPORATION, a Maryland corporation.

PATS SUPPORT, INC., a Maryland corporation.

PATS, INC., a Maryland corporation.

PCI NEWCO, INC., a Delaware Corporation.

PPI HOLDINGS, INC., a Kansas corporation.

PRECISION PATTERN, INC., a Kansas corporation.

THE INFINITY PARTNERS, LTD., a Texas limited partnership.

TRI-STAR ELECTRONICS EUROPE S.A., a Swiss company.

TRI-STAR ELECTRONICS INTERNATIONAL, INC., a California corporation.

TRI-STAR TECHNOLOGIES, a California general partnership.